EXHIBIT 15.1

KPMG LLP

PO Box 10426 777 Dunsmuir Street

Vancouver BC V7Y 1K3

Canada

Telephone (604) 691-3000

Fax (604) 691-3031

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Electrameccanica Vehicles Corp.

We consent to the use of our report dated March 22, 2022 on the consolidated financial statements of Electrameccanica Vehicles Corp. (the “Entity”)  which comprise the consolidated statements of financial position as at December 31, 2021 and December 31, 2020, the related consolidated statements of loss and comprehensive loss, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2021, and the related notes (collectively the “consolidated financial statements”), and which is included in the Annual Report on Form 20-F of the Entity for the fiscal year ended December 31, 2021.

We also consent to the incorporation by reference of such report in the registration statements (No. 333-229562 and No. 333-257292) on Form F-3 and (No. 333-249321) on Form S-8 of the Entity.

/s/ KPMG LLP

Chartered Professional Accountants

Vancouver, Canada

March 22, 2022